EXHIBIT 99.1

RECENT DEVELOPMENTS

On November 20, 2006, we announced the terms of offers to acquire all of the outstanding equity interests (other than shares currently owned by us) of London Stock Exchange Group plc, or LSE, and we requested a meeting with LSE’s chairman. The terms included an offer to acquire all of the outstanding ordinary shares of LSE for £12.43 per share and all of the outstanding B shares of LSE for £2.00 per share (plus an amount equal to accrued dividends). Later that same day, LSE announced that its board was rejecting our offers and our request for a meeting. Notwithstanding this rejection by LSE’s board, we intend to make the offers directly to LSE’s shareholders. We intend to finance the acquisition by borrowing up to $5.1 billion (a portion of which would be used to repay our existing senior secured indebtedness in full) and issuing $775.0 million of preferred stock. For a discussion of risks associated with the proposed LSE acquisition, including risks associated with the required level of financing, the impact on our stock price and demands on management, see “Risk Factors.”

RISK FACTORS

Our high leverage limits our financial flexibility.

We have a significant amount of debt. Our indebtedness as of November 30, 2006 was approximately $1.5 billion and we may borrow up to an additional $75.0 million. In addition, we have arranged for $5.1 billion of debt financing to become available in connection with the consummation of the proposed LSE acquisition, a portion of which would be used to repay our existing senior secured indebtedness in full. This significant leverage may:

•	impair our ability to obtain additional financing in the future for refinancing indebtedness, acquisitions, working capital, capital expenditures, or other purposes;

•	reduce funds available to us for our operations and general corporate purposes or for capital expenditures as a result of the dedication of a substantial portion of our consolidated cash flow from operations to the payment of principal and interest on our indebtedness;

•	place us at a competitive disadvantage compared with our competitors with less debt;

•	increase our vulnerability to a downturn in general economic conditions; and

•	curtail our flexibility to respond to changing economic or competitive conditions or to make acquisitions.

Our significant debt resulted in the downgrading of our credit rating by Moody’s and by Standard & Poor’s in May 2006. In addition, on November 28, 2006, as a result of the significant debt we will incur in connection with the proposed LSE acquisition, Standard & Poor’s cut our long-term counterparty credit rating to BB from BB+.

In addition, the covenants in our credit facilities, as well as the credit facilities we have entered into in connection with financing the proposed LSE acquisition, restrict our ability to grant liens, incur additional indebtedness, pay dividends, sell assets, make certain payments, conduct transactions with affiliates and merge or consolidate. Our convertible notes also contain a covenant restricting our ability to incur senior debt and as a consequence of the current debt outstanding under our credit facilities, our convertible notes would not permit us to incur additional senior debt.

Future acquisitions, partnerships and joint ventures may require, and the proposed LSE acquisition will require, significant resources and/or result in significant unanticipated losses, costs or liabilities.

Over the past three years, acquisitions including the acquisitions of INET and Nasdaq Execution Services, LLC (formerly Brut, LLC) and the proposed LSE acquisition, have been a significant factor in our growth. Although we cannot predict our rate of growth as the result of acquisitions, we believe that additional acquisitions or entering into partnership and joint ventures are important to our growth strategy. Many of the other potential purchasers of assets in our industry have greater financial resources than we have. Therefore, we cannot be sure that we will be able to complete future acquisitions on terms favorable to us.

We may finance future acquisitions by issuing additional equity and/or debt, including the proposed LSE acquisition which we intend to finance with debt and equity. In connection with the proposed LSE acquisition, we have entered into finance arrangements pursuant to which we will borrow up to $5.1 billion (a portion of which would be used to repay our existing senior secured indebtedness in full) and issue up to $775.0 million of preferred stock. The issuance of additional equity in connection with any transaction could be substantially dilutive to existing stockholders. The issuance of additional debt could increase our leverage substantially and, in the case of the proposed LSE acquisition, will increase our leverage substantially. In addition, announcement or implementation of future transactions by us or others could have a material effect on the price of our stock. We could face financial risks associated with incurring additional debt, particularly if the debt resulted in significant incremental leverage. Additional debt may reduce our liquidity, curtail our access to financing markets, impact our standing with the credit agencies and increase the cash flow required for debt service. Any incremental debt incurred to finance an acquisition, including the proposed LSE acquisition which we intend to finance with debt and equity, could also place significant constraints on the operation of our business. The credit facility we have entered into in connection with the proposed LSE acquisition imposes certain restrictions on future acquisitions. We may not be able to meet those restrictions.

These equity, debt and managerial commitments may impair the operation of our businesses. Furthermore, any future acquisitions of businesses or facilities could entail a number of additional risks, including:

•	problems with effective integration of operations;

•	the inability to maintain key pre-acquisition business relationships;

•	increased operating costs;

•	the diversion of our management team from our other operations;

•	problems with regulatory bodies;

•	exposure to unanticipated liabilities;

•	difficulties in realizing projected efficiencies, synergies and cost savings;

•	possible tax costs or inefficiencies associated with a future acquisition; and

•	changes in our credit rating and financing costs.

We must continue to invest in our operations to integrate prior transactions and to maintain and grow our business, and we may need additional funds to do so.

We depend on the availability of adequate capital to maintain and develop our business. We believe that we can meet our current capital requirements from internally generated funds, cash on hand and available borrowings. However, if we are unable to fund our capital requirements as currently planned, there would be a material adverse effect on our business, financial condition and operating results.

Should we need to raise funds through incurring additional debt, we may become subject to covenants even more restrictive than those contained in our current debt instruments. In the event we consummate the proposed LSE acquisition, the credit agreements we have entered contain covenants even more restrictive than those contained in our current debt instruments. Furthermore, if we issue additional equity our equity holders may suffer dilution. There can be no assurance that additional capital will be available on a timely basis, on favorable terms or at all.

We continue the process of integrating INET into our operations. The final aspect of integration – the transfer of non-Nasdaq listed securities from our legacy execution system to the INET platform – is scheduled for the first quarter of 2007. We do not believe that this final aspect of integration is material to the overall integration of INET.

The regulatory framework under which we operate and new regulatory requirements or new interpretations of existing regulatory requirements could require substantial time and resources for compliance, which could make it difficult and costly for us to operate our business.

In recent years, the securities trading industry and, in particular, the securities markets, have been subject to significant regulatory changes. Moreover, the securities markets have been the subject of increasing governmental and public scrutiny in response to a number of recent developments and inquiries. Any of these factors or events may result in future regulatory or other changes, although we cannot predict the nature of these changes or their impact on our business at this time.

Under current U.S. federal securities laws, changes in our rules and operations, including our pricing structure, must be reviewed, and in many cases explicitly approved, by the SEC. The SEC may approve, disapprove, or recommend changes to proposals that we submit. In addition, the SEC may delay the initiation of the public comment process or the approval process.

We face significant competition in our business.

The securities trading business is highly competitive. We face competition from numerous entities in the securities trading industry, including competition for listings and trading services from other exchanges and market centers. Such competition also includes pricing competition. In addition, competition could increase as a result of the registration of new exchanges in the United States and globalization in the industry. The following factors are some of the risks associated with competition that may affect our business and results of operations:

Price competition has affected and could continue to affect our business.

The securities trading industry is characterized by intense price competition. We have in the past lowered prices and increased rebates to attempt to gain market share. These strategies have not always been successful and have at times hurt operating performance. Additionally, we have also been, and may once again be, required to adjust pricing to respond to actions by competitors, which has adversely impacted operating results. We have recently taken steps to rationalize our pricing. This rationalization of our pricing may adversely affect our market share.

Price competition with respect to market data rebates or our program relating to sharing revenues associated with trading Nasdaq-listed securities could attract trading volume away from us, leading to loss of market share and decreased revenues.

Globalization, growth, consolidations and other strategic arrangements may impair our competitive position.

The liberalization and globalization of world markets have resulted in greater mobility of capital, greater international participation in local markets and more competition among markets in different geographical areas. As a result, the competition among U.S.-based and non-U.S.-based markets and other execution venues has become more intense.

In addition, in the last several years, the structure of the securities industry has changed significantly through demutualizations and consolidations. In response to growing competition, many marketplaces in both Europe and the United States have demutualized to provide greater flexibility for future growth. The securities industry is also experiencing consolidation, creating a more intense competitive environment. Also, a high proportion of business in the securities market is becoming increasingly concentrated in a smaller number of institutions and our revenue may therefore become concentrated in a smaller number of customers.

We face competition from new competitors in the securities trading industry. Examples of these new competitors include:

•	The Boston Stock Exchange, Inc., the Chicago Stock Exchange, Inc., the Philadelphia Stock Exchange, Inc, the National Stock Exchange and the International Stock Exchange have all recently entered into investment agreements with other participants in the securities industry, with the objective of enabling them to better compete with other exchanges;

•	Knight Capital Group, Inc., a market maker in Nasdaq-listed securities, has acquired Attain ECN, a Nasdaq competitor;

•	TradeBot Systems launched the BATS ECN;

•	Citigroup Inc. announced plans to launch its own electronic stock-trading network from its acquisition of OnTrade Inc., an ECN previously operated by NexTrade Holdings Inc.;

•	NYSE’s potential entry in trading Nasdaq-listed securities;

•	ISE began trading cash equities; and

•	Philadelphia Stock Exchange recently began trading Nasdaq-listed securities.

Because of these market trends, we face intense competition. If we are unable to compete successfully in this environment, our business, financial condition and operating results will be adversely affected.

In addition, we believe Regulation NMS may enhance competition in Nasdaq-listed securities from these or other new competitors. Additionally, new ECNs may develop trading platforms that are more competitive than ours. Finally, there has been increased use of electronic trading systems specializing in large volume trades, such as LiquidNet, Pipeline Trading and Investment Technology Group’s POSIT platform, which may divert trading volume from The Nasdaq Market Center. If these or other trading venues are successful, our business, financial condition and operating results could be adversely affected. Also, our trade reporting facility (which we operate jointly with the NASD for the purpose of accepting reports of off-exchange trades) faces competition from the trade reporting facilities operated jointly with NASD by the National Stock Exchange, and soon, the Boston Stock Exchange and NYSE.

Recent mergers and acquisitions activity of NYSE.

The recent merger of NYSE and Archipelago as well as the NYSE’s announced merger with Euronext will create strong competition for us, particularly if NYSE is able to create its own electronic trading platform or migrate its trading business to Archipelago’s platform and if NYSE is able to attract new overseas listings. NYSE is developing electronic trading capabilities that will compete directly with ours. In addition, the merger with Archipelago has given NYSE access to ArcaEx’s electronic systems. If NYSE’s trading volume increases to our detriment as a result of the merger with Archipelago, it would have a negative impact on our business, financial condition and operating results. In addition, the proposed merger of NYSE and Euronext could result in a stronger competitor for us than NYSE and Euronext as stand-alone businesses. If the NYSE/Euronext merger is consummated and they are able to compete for additional overseas listings to our detriment, it would have a negative impact on our business, financial condition and operating results.

We face significant competition in our securities trading business, which could reduce our transactions, trade reporting and market information revenues and negatively impact our financial results.

We compete for trading of Nasdaq-, NYSE- and Amex-listed securities. Any decision by market participants to quote, execute or report trades through exchanges, ECNs or the Alternative Display Facility maintained by NASD could have a negative impact on our share of quotes and trades in securities traded through The Nasdaq Market Center.

While we trade a large percentage of securities of Nasdaq-listed companies, we face strong competition from other exchanges and emerging players in the market. For non-Nasdaq-listed securities, the other national exchanges offer greater liquidity in more non-Nasdaq-listed securities than we do. Accordingly, we face major obstacles in trying to attract trading volume in non-Nasdaq-listed securities.

Our responses to competition may not be sufficient to regain lost business or prevent other market participants from shifting some of their quoting and/or trade reporting to other industry participants. We may need to reduce prices to remain competitive. Our inability to compete for transactions, trade reporting and market information revenues could have an adverse effect on our business, financial condition and operating results.

We must adapt to significant competition in our listing businesses.

We face significant competition in our listing businesses from other exchanges both in the United States and internationally. Historically, NYSE has been our largest competitor, and we have competed with NYSE primarily for listings of larger domestic and international companies. In addition, on occasion, issuers may transfer their listings from us to other venues. Significant transfers could have a material adverse effect on our financial results.

Our revenues may be affected by competition in the business for financial products.

We have grown our financial products business, which creates indexes and licenses them for Nasdaq-branded financial products. Nasdaq-sponsored financial products are subject to intense competition from other exchange traded funds, or ETFs, derivatives and structured products as investment alternatives. Our revenues may be adversely affected by increasing competition from competitors’ financial products designed to replicate or correlate with the performance of our financial products. In addition, the legal and regulatory climate, which supports the licensing of these financial products, has changed in a manner which is likely to adversely impact our ability to successfully license our products. In September 2005, the U.S. District Court for the Southern District of New York dismissed actions brought by McGraw-Hill and Dow Jones against an options market that threatened to trade options on ETFs without a license. This dismissal was affirmed by the United States Court of Appeals for the Second Circuit in June 2006. The Second Circuit ruled that markets, in facilitating the trading of options on ETFs, are not misappropriating any intellectual property right of index providers. Further, many other entrants have recently emerged who not only compete with us for future growth opportunities, but who may also introduce products that erode the position of our current offerings, thereby adversely affecting our business, financial condition and operating results.

A decrease in trading volume will decrease our trading revenues.

Trading volume is directly affected by economic and political conditions, broad trends in business and finance, changes in price levels of securities and the overall level of investor confidence. Weak economic conditions or a reduction in securities prices could result in a decline in trading volume. A decline in trading volume would lower revenues and may adversely affect our operating results. We are particularly affected by declines in trading volume in technology-related securities because a significant portion of our customers trade in these types of securities and a large number of the companies listed on The Nasdaq Stock Market are in the technology sector. In addition, investor confidence and trader interest, and thus trading volume, can be affected by factors outside our control, such as the publicity surrounding investigations and prosecutions for corporate governance or accounting irregularities at public companies.

Declines in the initial public offering market have an adverse effect on our revenues.

Stagnation or decline in the initial public offering market will impact the number of new listings on The Nasdaq Stock Market, and thus our related revenues. We recognize revenue from new listings on a straight-line basis over an estimated six-year service period. As a result of the decline in the IPO market from 2000-2002, our deferred revenue associated with those years will be lower than our deferred revenue associated with the periods from 2003 to the present.

Losses in listings could cause a reduction in revenues.

While the reduction in initial listings or the loss of one or more large issuers could decrease listing revenues, it could cause an even more significant decrease in revenues from the quoting, reporting and trading of those issuers’ securities. If the combined NYSE/Euronext is successful in competing with us for core listings, we would lose not only the listing fees associated with those companies, but also a substantial amount of the trade execution fees generated by trading in those companies’ securities.

We may experience fluctuations in our operating results.

The financial services industry is risky and unpredictable and is directly affected by many national and international factors beyond our control. Any one of these factors could have a material adverse effect on our business, financial condition and operating results by causing a substantial decline in the financial services markets and reduced trading volume.

Our revenue, margins and operating results have varied in the past and are likely to fluctuate significantly in the future, making them difficult to predict. These difficulties are particularly exacerbated in light of our recent acquisitions and the uncertainties surrounding the benefits and costs associated with integration. Additionally, since our borrowings under our credit facilities bear interest at variable rates and we do not have interest rate hedges in place on this debt, any increase in interest rates will increase our interest expense and reduce our cash flow. Other than variable rate debt, we believe our business has relatively large fixed costs and low variable costs, which magnifies the impact of revenue fluctuations on our operating results. As a result, a decline in our revenue may lead to a relatively larger impact on operating results. A substantial portion of our operating expenses will be related to personnel costs, regulation and corporate overhead, none of which can be adjusted quickly and some of which cannot be adjusted at all. Our operating expense levels are based on our expectations for future revenue. If actual revenue is below management’s expectations, or if our expenses increase before revenues do, both gross margins and operating results would be materially and adversely affected. Because of these actions, it is possible that our operating results or other operating metrics may fail to meet the expectations of stock market analysts and investors. If this happens, the market price of our common stock is likely to decline.

We must control our costs to remain profitable.

We base our cost structure on historical and expected levels of demand for our products and services. A decline in our products and services may reduce our revenues without a corresponding decline in our expenses since we may not be able to adjust our cost structure on a timely basis. Our ability to manage our costs will be particularly challenging as a result of recent acquisitions and integration efforts. Failure to achieve our goals on cost savings will have an adverse impact on our results of operations.

We may not be able keep up with rapid technological and other competitive changes affecting our industry.

The markets in which we compete are characterized by rapidly changing technology, evolving industry standards, frequent enhancements to existing products and services, the introduction of new services and products and changing customer demands. If our platforms fail to function as expected, our business would be negatively affected. In addition, our business, financial condition and operating results may be adversely affected if we cannot successfully develop, introduce, or market new services and products or if we need to adopt costly and customized technology for our services and products. In addition, our failure to anticipate or respond adequately to changes in technology and customer preferences, or any significant delays in product development efforts, could have a material adverse effect on our business, financial condition and operating results.

System limitations, failures or security breaches could harm our business.

Our business depends on the integrity and performance of the computer and communications systems supporting us. If our systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services. These consequences could result in lower trading volumes, financial losses, decreased customer service and satisfaction and regulatory sanctions. We have experienced occasional systems failures and delays in the past and could experience future systems failures and delays.

If our trading volume increases unexpectedly, we will need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing, or cost of any increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

Our systems and operations also are vulnerable to damage or interruption from human error, natural disasters, power loss, sabotage or terrorism, computer viruses, intentional acts of vandalism and similar events. We have active and aggressive programs in place to identify and minimize our exposure to these vulnerabilities and work in collaboration with the technology industry to share corrective measures with our business partners. Although we currently maintain multiple computer facilities that are designed to provide redundancy and back-up to reduce the risk of system disruptions and have facilities in place that are expected to maintain service during a system disruption, such systems and facilities may prove inadequate. Any system failure that causes an interruption in service or decreases the responsiveness of our services could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

The adoption and implementation of Regulation NMS by the SEC could adversely affect our business.

On April 6, 2005, the SEC adopted Regulation NMS. Regulation NMS’s four primary components are: the Order Protection Rule, the Access Rule, the Market Data Rule and the Sub-Penny Rule. The major provisions of Regulation NMS will continue to be phased in over the course of 2007. We may incur technological and other costs in changing our systems and operations so that we can comply with these rules. We may also lose revenues due to a new formula under Regulation NMS for allocating market data revenue under the National Market System plans. Additionally, the impact of Regulation NMS is hard to predict and there may be problems or competitive challenges that we do not foresee that adversely affect our business as Regulation NMS is implemented. Finally, there is also a risk that the rules may materially change during implementation which would undermine business plans and investments that have been made based on the current form of the rules.

Regulatory changes and changes in market structure could have a material adverse effect on our business.

We operate in a highly regulated industry. In recent years, the securities trading industry and, in particular, the securities markets, have been subject to significant regulatory changes. Moreover, the securities markets have been the subject of increasing governmental and public scrutiny in response to a number of recent developments and inquiries. Any of these factors or events may result in future regulatory or other changes, although we cannot predict the nature of these changes or their impact on our business at this time. Our customers also operate in a highly regulated industry. The SEC and other regulatory authorities could impose regulatory changes that could impact the ability of our customers to use The Nasdaq Market Center or could adversely affect The Nasdaq Stock Market. The loss of a significant number of customers or a reduction in trading activity on The Nasdaq Stock Market as a result of such changes could have a material adverse effect on our business, financial condition and operating results.

We are subject to extensive regulation that may harm our ability to compete with less regulated entities.

Under current U.S. federal securities laws, changes in our rules and operations, including our pricing structure, must be reviewed, and in many cases explicitly approved by the SEC. The SEC may approve, disapprove, or recommend changes to proposals that we submit. In addition, the SEC may delay the initiation of the public comment process or the approval process. This delay in approving changes, or the altering of any proposed change, could have an adverse effect on our business, financial condition and operating results. We must compete not only with ECNs that are not subject to the same SEC approval process, but also with other exchanges that have lower regulation and surveillance costs than us. There is a risk that trading will shift to exchanges that charge lower fees because, among other reasons, they spend significantly less on regulation.

In addition, Nasdaq Execution Services, LLC and NASDAQ Options Services, LLC are broker-dealers, which are subject to regulation by the SEC, NASD and other self-regulatory organizations. Any failure to comply with these broker-dealer regulations could have a material effect on the operation of our business, financial condition and operating results.

Our registered broker-dealers subsidiaries are subject to regulatory requirements intended to ensure their general financial soundness and liquidity, which require that they comply with certain minimum capital requirements. The SEC and NASD impose rules that require notification when net capital falls below certain predefined criteria, dictate the ratio of debt to equity in the regulatory capital composition of a broker-dealer and constrain the ability of a broker-dealer to expand its business under certain circumstances. Additionally, the Uniform Net Capital Rule, NYSE and NASD rules impose certain requirements that may have the effect of prohibiting a broker-dealer from distributing or withdrawing capital and requiring prior notice to, and/or approval of, the SEC, NYSE and NASD for certain withdrawals of capital.

We have self-regulatory organization obligations and also operate a for-profit business, and these two roles may create conflicts of interest.

We have obligations to regulate and monitor activities on The Nasdaq Stock Market and ensure compliance with applicable law and the rules of our market by market participants and Nasdaq-listed companies. The SEC staff has expressed concern about potential conflicts of interest of “for-profit” markets performing the regulatory functions of a self-regulatory organization. While we outsource the majority of our market regulation functions to NASD, we do perform regulatory functions related to our listed companies and our market. In addition, as part of our application for exchange registration, we have agreed that 20% of the directors of our exchange subsidiary will be elected by members of the exchange rather than the equity holders of the subsidiary. Any failure by us to diligently and fairly regulate our market or to otherwise fulfill our regulatory obligations could significantly harm our reputation, prompt SEC scrutiny and adversely affect our business and reputation.

Failure to attract and retain key personnel may adversely affect our ability to conduct business.

Our future success depends, in large part, upon our ability to attract and retain highly qualified professional personnel. Competition for key personnel in the various localities and business segments in which we operate is intense. Our ability to attract and retain key personnel, in particular senior officers, is dependent on a number of factors, including prevailing market conditions and compensation packages offered by companies competing for the same talent. In particular, we are highly dependent on the continued services of Robert Greifeld, our President and Chief Executive Officer, and other executive officers and key employees who possess extensive financial markets knowledge and technology skills. Other than employment agreements with Mr. Greifeld and our general counsel, we do not have employment agreements with our key executive officers, which would prevent them from leaving and competing with us. We do not maintain “key person” life insurance policies on any of our executive officers, managers, key employees or technical personnel. The loss of the services of these persons for any reason, as well as any negative market or industry perception arising from those losses, could have a material adverse effect on our business, financial condition and operating results.

We are subject to risks relating to litigation and potential securities laws liability.

Many aspects of our business potentially involve substantial liability risks. While we enjoy immunity from private suits for self-regulatory organization activities, we and our broker-dealer affiliates could be exposed to liability under federal and state securities laws, other federal and state laws and court decisions, as well as rules and regulations promulgated by the SEC and other regulatory agencies. These risks include, among others, potential liability from disputes over the terms of a trade, or claims that a system failure or delay cost a customer money, that we entered into an unauthorized transaction or that we provided materially false or misleading statements in connection with a securities transaction. As we intend to defend any such litigation actively, significant legal expenses could be incurred. An adverse resolution of any future lawsuit or claim against us or our affiliates could have an adverse effect on our business, financial condition and operating results.

In addition, we are subject to oversight by the SEC. The SEC regularly examines us and our broker-dealer affiliates for compliance with our obligations under the securities laws. In the case of non-compliance with our obligations under those laws, we or our broker-dealer affiliates could be subject to investigation and judicial or administrative proceedings that may result in substantial penalties.

Failure to protect our intellectual property rights could harm our brand-building efforts and ability to compete effectively.

To protect our intellectual property rights, we rely on a combination of trademark laws, copyright laws, patent laws, trade secret protection, confidentiality agreements and other contractual arrangements with our affiliates, clients, strategic partners and others. The protective steps that we take may be inadequate to deter misappropriation of our proprietary information. We may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. We have registered, or applied to register, our trademarks in the United States and in over 50 foreign jurisdictions and have pending U.S. and foreign applications for other trademarks. Effective trademark, copyright, patent and trade secret protection may not be available in every country in which we offer our services. Failure to protect our intellectual property adequately could harm our brand and affect our ability to compete effectively. Further, defending our intellectual property rights could result in the expenditure of significant financial and managerial resources, which could adversely affect our business, financial condition and operating results.

We are a holding company that depends on cash flow from our subsidiaries to meet our obligations.

We are a holding company with no material assets other than the equity interests of our subsidiaries. Accordingly, all our operations are conducted by our subsidiaries. As a holding company, we require dividends and other payments from our subsidiaries to meet cash requirements or to pay dividends. If our subsidiaries are unable to pay us dividends and make other payments to us when needed, we will be unable to satisfy our obligations.

The SEC’s approval of our application to operate a national securities exchange contains conditions that must be satisfied before we implement the order.

On January 13, 2006, the SEC approved our application to register a newly formed limited liability company, The NASDAQ Stock Market LLC, as a national securities exchange. We began operating as an exchange in Nasdaq-listed securities on August 1, 2006. In order to operate as an exchange in non-Nasdaq listed securities, which we expect to occur in the first quarter of 2007, NASD must establish a separate facility for disseminating over-the-counter quotations and collecting over-the-counter trade reports for non-Nasdaq-listed securities. Although the SEC has allowed us to operate as an exchange for Nasdaq-listed stocks prior to the satisfaction of this condition, we will not be able to operate as an exchange for non-Nasdaq-listed securities until this condition is satisfied. Until the condition is satisfied, we will continue to rely on NASD’s SRO license to operate facilities that have not yet transitioned to the exchange.

Risks Relating to an Investment in Our Common Stock

Volatility in our stock price could adversely affect our stockholders.

The market price of our common stock is likely to be volatile. Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. Factors that could cause fluctuations in our stock price may include, among other things:

•	developments with respect to our investment in, and proposed acquisition of, LSE;

•	actual or anticipated variations in our quarterly operating results;

•	changes in financial estimates by us or by any securities analysts who might cover our common stock;

•	conditions or trends in our industry, including trading volumes, regulatory changes or changes in the securities marketplace;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships or divestitures;

•	announcements of investigations or regulatory scrutiny of our operations or lawsuits filed against us;

•	additions or departures of key personnel; and

•	sales of our common stock, including sales of our common stock by our directors and officers, significant stockholders or our strategic investors.

The market price of our common stock could be negatively affected by sales of substantial amounts of our common stock in the public markets.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that these sales might occur, could cause the market price of our common stock to decline or could impair our ability to raise capital through a future sale of, or pay for acquisitions using our equity securities. As of November 30, 2006, there were 112,207,834 shares of our common stock outstanding. All of our common stock is freely transferable, except shares held by our “affiliates,” as defined in Rule 144 under the Securities Act.

The number of freely transferable shares of our common stock will increase upon any exercise of outstanding options pursuant to our stock compensation and stock award plan for our employees. There were 4,448,989 options exercisable as of November 30, 2006 at a weighted average exercise price of $8.71. The number of our shares of our common stock outstanding will also increase upon any conversion of our convertible notes primarily held by Silver Lake Partners, or SLP, and Hellman & Friedman or their respective affiliates, which are currently convertible at a conversion price of $14.50 per share into approximately 30.7 million shares of our common stock, or any exercise of warrants held by SLP and Hellman & Friedman or their respective affiliates, which are exercisable at a price of $14.50 per share into approximately 5.0 million shares of our common stock. We have granted SLP and Hellman & Friedman and their affiliates demand and piggyback registration rights with respect to the convertible notes and the shares of our common stock underlying those notes and warrants. All shares or notes sold under a registration statement will be freely transferable.

NASD will continue to maintain voting control over us as long as we operate pursuant to authority delegated to us under the NASD Delegation Plan with respect to securities not listed on Nasdaq, and NASD may have interests that are different from yours and, therefore, may make decisions that are adverse to your interests.

The SEC requires that NASD retain greater than 50% of the voting control over us until certain conditions have been met. The one outstanding Series D Preferred share issued to NASD ensures that NASD maintains voting control for as long as we operate pursuant to authority delegated to us under the Delegation Plan (which is an SEC-approved rule of the NASD, pursuant to which the NASD delegates certain authority to us and other entities) with respect to trading securities not listed on Nasdaq. The voting power of the Series D Preferred share is recalculated for each matter presented to stockholders. NASD is entitled to cast the number of votes that, together with all other votes that NASD is entitled to vote by virtue of ownership, proxies or voting trusts, enables NASD to cast one vote more than one-half of all votes entitled to be cast by holders of our securities. Once we cease to operate pursuant to authority delegated to us by the NASD under the Delegation Plan with respect to trading securities not listed on Nasdaq, the Series D Preferred share will automatically lose its voting rights and will be redeemed by us for $1.00. We expect the redemption of the Series D Preferred share to occur prior to our offers to acquire all of the outstanding equity interests of LSE becoming unconditional. Until such time, NASD will continue to have the ability, if it so elects, to dictate the outcome of matters brought to a vote of our stockholders. NASD may have interests that conflict with the interests of holders of our common stock. NASD’s voting control may delay or prevent a change in control, impede a merger, consolidation, takeover, or other business combination involving us or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us or result in actions that may be opposed by other stockholders.

Provisions of our certificate of incorporation and approved exchange rules, including provisions included to address SEC concerns, and Delaware law could delay or prevent a change in control of us and entrench current management.

Our organizational documents place restrictions on the voting rights of certain stockholders. Our certificate of incorporation limits the voting rights of persons (either alone or with related parties) owning more than 5% of the then outstanding votes entitled to be cast on any matter, other than NASD or any other person as may be approved by our board of directors prior to the time such person owns more than 5% of the then outstanding votes entitled to be cast on any matter. The SEC has proposed rules that will impose voting and ownership limitations on broker-dealers of 20%, but not require other voting or ownership limitations. We have not determined at this time if we will seek to raise our 5% voting limitation if the SEC adopts the proposed rule. Any change to the 5% voting limitation would require SEC approval.

In response to the SEC’s concern about a concentration of our ownership, our exchange rules include a rule prohibiting any Nasdaq member or any person associated with a Nasdaq member beneficially owning more than 20% of our outstanding voting interests. SEC consent would be required before any investor could obtain more than a 20% voting interest in us. Our exchange rules also require the SEC’s approval of any business ventures with one of our members, subject to exceptions.

In addition, our organizational documents contain provisions that may be deemed to have an anti-takeover effect and may delay, deter or prevent a change of control of us, such as a tender offer or takeover proposal that might result in a premium over the market price for our common stock. Additionally, certain of these provisions make it more difficult to bring about a change in the composition of our board of directors, which could result in entrenchment of current management.

In addition, our certificate of incorporation and by-laws:

•	require supermajority stockholder approval to remove directors;

•	do not permit stockholders to act by written consent or to call special meetings;

•	require certain advance notice for director nominations and actions to be taken at annual meetings;

•	require supermajority stockholder approval with respect to certain amendments to our certificate of incorporation and by-laws (including in respect of the provisions set forth above); and

•	authorize the issuance of undesignated preferred stock, or “blank check” preferred stock, that could be issued by our board of directors without stockholder approval.

Section 203 of the Delaware General Corporation Law imposes restrictions on mergers and other business combinations between us and any holder of 15% or more (or, in some cases, a holder who previously held 15% or more) of our common stock. In general, Delaware law prohibits a publicly held corporation from engaging in a “business combination” with an “interested stockholder” for three years after the stockholder becomes an interested stockholder, unless the corporation’s board of directors and stockholders approve the business combination in a prescribed manner.

Risks Relating to Our Proposed Acquisition of LSE.

On November 20, 2006, we announced the terms of offers to acquire all of the outstanding equity interests of LSE (other than shares currently owned by us) and we requested a meeting with LSE’s chairman. Later that same day, LSE announced that its board was rejecting our offers and rejecting our request for a meeting. Especially, in the light of LSE board’s rejection of our proposal, our successful acquisition of LSE is not assured. If successful, rationalizing and coordinating the operations of LSE and us will involve complex technological, operational and personnel-related challenges. This process will be time-consuming and expensive and may disrupt the business of the companies. Moreover, the time involved, the expense required and the disruption entailed may exceed our expectations.

LSE is subject to certain risks.

LSE suffers many of the same risks we suffer. Upon successful completion of our proposed acquisition of LSE, we will be subject to the risks suffered by LSE.

Charges to earnings resulting from acquisition, restructuring and integration costs may materially adversely affect the market value of our common stock following the proposed LSE acquisition.

In accordance with U.S. GAAP, the combined company will account for the proposed LSE acquisition using the purchase method of accounting. The combined company will allocate the total estimated purchase price to LSE’s net tangible assets, amortizable intangible assets and non-amortized intangibles based on their fair values as of the date of completion of the acquisition, and record the excess of the purchase price over those fair values as goodwill. The combined company’s financial results, including earnings per share, could be adversely affected by a number of financial adjustments required by U.S. GAAP including the following:

•	The combined company will incur additional amortization expense over the estimated useful lives of certain of the intangible assets acquired in connection with the acquisition during such estimated useful lives.

•	The combined company may have additional depreciation expense as a result of recording purchased assets at fair value in accordance with U.S. GAAP, as compared to book value recorded by LSE.

•	To the extent the value of goodwill or intangible assets with indefinite lives becomes impaired, the combined company may be required to incur material charges relating to the impairment of those assets.

•	The combined company will incur certain adjustments to reflect LSE’s financial condition and operating results under U.S. GAAP and U.S. dollars.

We expect to incur costs associated with the acquisition, including advisors’ fees and legal and accounting fees. In addition, we expect to incur costs associated with realizing synergies from the acquisition. These costs may be substantial and may include those related to the severance and stock option acceleration provisions of LSE’s employee benefit plans, which could be triggered by the proposed acquisition as well as other exit costs. We face potential costs related to employee retention and deployment of physical capital and other integration costs. We have not yet determined the amount of these costs. We expect to account for costs directly related to the acquisition, including advisors’ costs, legal and accounting fees, and certain exit costs associated with LSE’s operations, as purchase related adjustments when the acquisition is completed, as prescribed under U.S. GAAP. These items will reduce cash balances for the periods in which those costs are paid. Other costs that are not directly related to the acquisition, including retention and integration costs will be recorded as incurred and will negatively impact earnings, which could have a material adverse effect on the price of our common stock. LSE reports its financial results in accordance with International Financial Reporting Standards. To the extent LSE had reported its results under U.S. GAAP, it may have reported its financial results differently. We are not able to determine what the impact would have been had LSE reported its results under U.S. GAAP.

The market price of our common stock may decline as a result of the proposed LSE acquisition.

The market price of our common stock may decline as a result of our consummation of the offers if:

•	the combination of LSE’s and our businesses is unsuccessful;

•	we do not achieve the expected benefits of the acquisition of LSE as rapidly or to the extent anticipated by financial analysts or investors; or

•	the effect of the proposed acquisition on our financial results is not consistent with the expectations of financial analysts or investors.

The benefits of the combination of LSE and us may not be achieved if we cannot effect the compulsory acquisition of all of the issued and outstanding LSE shares.

To effect the compulsory acquisition of LSE shares for which valid acceptances have not been received under the offers under English law, we are required to have acquired at least 90% of the shares to which the offer relates. It is possible that, at the end of the offer period, we will not have acquired a sufficient number of LSE shares under the offers to effect a compulsory acquisition of the remaining outstanding LSE shares. This could prevent or delay us from realizing some or all of the anticipated benefits from the integration of our operations with LSE’s operations.

Our lack of due diligence access to LSE may result in the inability to foresee certain risks associated with LSE’s business.

We have not had any due diligence access to LSE and its material non-public financial or other information in the context of the offers. While LSE is subject to periodic reporting obligations in the United Kingdom, there can be no assurance that information publicly disclosed by LSE includes all information necessary to make an informed assessment of LSE’s results of operations, financial condition and prospects. There is a risk that we will fail to discover certain liabilities of LSE or operating or other problems of LSE.

The consideration to be paid in the offers to LSE shareholders who accept the offer and receive cash is based on a fixed amount of pounds sterling and, therefore, we are subject to currency fluctuations through to the payment date.

Because we will pay all holders of LSE shares in a fixed amount of pounds sterling, we must buy pounds sterling with U.S. dollars at the prevailing exchange rate on the payment date. As a result, the actual amount of U.S. dollars required to buy a sufficient amount of pounds sterling to pay the offer price will depend upon the exchange rate prevailing on the business day on which the funds are made available by us. In connection with the offers for LSE shares, we have entered into arrangements to provide us the option (but not the obligation) to acquire pounds sterling at a specified price. To the extent we have not hedged our exposure to exchange rate fluctuation, we are subject to the risk of fluctuations in the dollar/pound sterling exchange rate.

The regulatory framework under which LSE operates and new regulatory requirements or new interpretations of existing regulatory requirements could require substantial time and resources for compliance, which could make it difficult and costly for the combined company to operate the businesses.

LSE’s subsidiary, London Stock Exchange plc, or the London Stock Exchange, as a recognized investment exchange, or RIE, is subject to extensive regulation by the UK Financial Services Authority, or the FSA. In order to obtain RIE status, a body must satisfy the recognition requirements which include the provision of proper and orderly markets, sufficiency of financial resources, safeguards for investors, monitoring and enforcement, and investigation of complaints. If an RIE fails to continue to meet such recognition requirements, or if the RIE fails to comply with any obligation to which it is subject under the Financial Services and Markets Act, then the FSA has the power to direct compliance by the RIE with such requirements and ultimately to revoke the RIE’s recognition. In addition, the London Stock Exchange must satisfy the FSA that it is properly discharging its regulatory responsibilities relating to AIM (Alternative Investment Market). The London Stock Exchange has a dedicated AIM regulation team and regularly reviews the appropriateness of its procedures in this area, both internally and with the FSA. If the FSA were to put sanctions in place or revoke the London Stock Exchange’s RIE status, it would have a material adverse effect on the combined company’s business, financial condition and operating results.

In addition, certain of the London Stock Exchange’s customers also operate in a highly regulated industry. The FSA and other regulatory authorities could impose regulatory changes that could impact the ability of the London Stock Exchange’s customers to use the London Stock Exchange or could adversely affect the London Stock Exchange. The loss of a significant number of customers or a reduction in trading activity on London Stock Exchange as a result of such changes could have a material adverse effect on the combined company’s business, financial condition and operating results.

Furthermore, if there are changes in laws or regulations (or changes in the application of current laws or regulations) so that such laws or regulations are applied to market participants and/or listed companies on an extraterritorial basis, such as the Sarbanes-Oxley Act, such changes could have a material adverse effect on the combined company’s business, financial condition and operating results.

New MiFID legislation may enhance competition for trading reporting revenues in Europe.

The terms under which business has been conducted in the UK have been the subject of EU directives that have presented opportunities to conduct and publish trades in different ways and on alternative venues. The new MiFID legislation is expected to come into effect on November 1, 2007. This legislation requires all business in securities traded on regulated markets to be published via a reporting venue irrespective of where the trade takes place. This provides the London Stock Exchange with the opportunity to compete for pan-European trade reporting as well as generating a competitive threat for existing trade reporting revenues earned by the London Stock Exchange. The London Stock Exchange will face competition from other exchanges as well as from ECNs and alternative trading systems (including a move towards greater systematic internalization by member firms). This competition may intensify in the near future especially as technological advances create pressure to reduce the costs of trading.

LSE’s clearing services arrangements could make it difficult to make alternative arrangements in an efficient manner.

Clearing services for securities on the London Stock Exchange’s markets are provided by LCH.Clearnet Ltd, a subsidiary of LCH.Clearnet Group Ltd, which is partly owned by a competitor of the London Stock Exchange. We understand that the London Stock Exchange has in place detailed contractual provisions designed to ensure the fair treatment of the London Stock Exchange and its customers by LCH.Clearnet. We understand that LCH.Clearnet is currently proposing to migrate all the cash equity markets for which it provides clearing services onto a single clearing system. If implemented, we believe that such a migration will make it more difficult for the London Stock Exchange to transition clearing services to other providers in the event that the London Stock Exchange believes such a transition is in its and its customers’ best interests.

CERTAIN U.S. FEDERAL TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a general discussion of certain U.S. federal income and estate tax consequences of the purchase, ownership and disposition of our common stock. This discussion applies only to a non-U.S. holder (as defined below) of our common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, all of which are subject to change, possibly with retroactive effect. This discussion is limited to investors that hold our common stock as capital assets for U.S. federal income tax purposes. Furthermore, this discussion does not address all aspects of U.S. federal income and estate taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income or estate tax law, such as financial institutions, insurance companies, tax-exempt organizations, entities that are treated as partnerships for U.S. federal tax purposes, dealers in securities or currencies, expatriates, persons deemed to sell our common stock under the constructive sale provisions of the Code and persons that hold our common stock as part of a straddle, hedge, conversion transaction or other integrated investment. Furthermore, this discussion does not address any U.S. federal gift tax consequences or any state, local or foreign tax consequences. Prospective investors should consult their tax advisors regarding the U.S. federal, state, local and foreign income, estate and other tax consequences of the purchase, ownership and disposition of our common stock.

For purposes of this summary, the term “non-U.S. holder” means a beneficial owner of our common stock that is not, for U.S. federal income and estate tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or other entity subject to tax as a corporation for such purposes that is created or organized under the laws of the United States or any political subdivision thereof, (iii) a partnership (including any entity or arrangement treated as a partnership for such purposes), (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (v) a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (B) that has made a valid election to be treated as a U.S. person for such purposes. If a partnership (including any entity or arrangement treated as a partnership for such purposes) owns our common stock, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that owns our common stock should consult their tax advisors as to the particular U.S. federal income and estate tax consequences applicable to them.

Dividends

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty. A non-U.S. holder that is eligible for a reduced rate of withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if certain income tax treaties apply, that are attributable to a non-U.S. holder’s permanent establishment in the United States are not subject to the withholding tax described above but instead are subject to U.S. federal income tax on a net income basis at applicable graduated U.S. federal income tax rates. A non-U.S. holder must satisfy certain certification requirements for its effectively connected dividends to be exempt from the withholding tax described above. Dividends received by a foreign corporation that are effectively connected with its conduct of a trade or business in the United States may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Gain on Disposition of Common Stock

A non-U.S. holder generally will not be taxed on gain recognized on a disposition of our common stock unless:

•	the non-U.S. holder is an individual who holds our common stock as a capital asset, is present in the United States for 183 days or more during the taxable year of the disposition and meets certain other conditions;

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if certain income tax treaties apply, is attributable to a Non-U.S. Holder’s permanent establishment in the United States; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our common stock. We do not believe that we have been, currently are, or will become, a United States real property holding corporation. If we were or were to become a United States real property holding corporation at any time during the applicable period, however, any gain recognized on a disposition of our common stock by a non-U.S. Holder that did not own (directly, indirectly or constructively) more than 5% of our common stock during the applicable period would not be subject to U.S. federal income tax, provided that our common stock is “regularly traded on an established securities market” (within the meaning of Section 897(c)(3) of the Code).

Individual non-U.S. holders who are subject to U.S. federal income tax because the holders were present in the United States for 183 days or more during the year of disposition are taxed on their gains (including gains from the sale of our common stock and net of applicable U.S. losses from sales or exchanges of other capital assets recognized during the year) at a flat rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Other non-U.S. holders subject to U.S. federal income tax with respect to gain recognized on the disposition of our common stock generally will be taxed on any such gain on a net income basis at applicable graduated U.S. federal income tax rates and, in the case of foreign corporations, the branch profits tax discussed above also may apply.

Federal Estate Tax

Our common stock that is owned or treated as owned by an individual who is a non-U.S. holder at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, and, therefore, U.S. federal estate tax may be imposed with respect to the value of such stock, unless an applicable estate tax or other treaty provides otherwise.

Information Reporting and Backup Withholding

In general, backup withholding will apply to dividends on our common stock paid to a non-U.S. holder, unless the holder has provided the required certification that it is a non-U.S. holder and the payor does not have actual knowledge (or reason to know) that the holder is a U.S. person. Generally, information will be reported to the Internal Revenue Service regarding the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. These information reporting requirements apply even if no tax was required to be withheld. A similar report is sent to the recipient of the dividend.

In general, backup withholding and information reporting will apply to the payment of proceeds from the disposition of our common stock by a non-U.S. holder through a U.S. office of a broker or through the non-U.S. office of a broker that is a U.S. person or has certain enumerated connections with the United States, unless the holder has provided the required certification that it is a non-U.S. holder and the payor does not have actual knowledge (or reason to know) that the holder is a U.S. person.

Backup withholding is not an additional tax. Any amounts that are withheld under the backup withholding rules from a payment to a non-U.S. holder will be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the Internal Revenue Service.

Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

INFORMATION OF LSE

We have included in our SEC reports information concerning LSE known to us based on publicly available information. We are not affiliated with LSE, and LSE has not permitted us to have access to its books and records. Therefore, non-public information concerning LSE was not available to us for the purpose of preparing those reports. Although we have no knowledge that would indicate that statements relating to LSE contained in those reports are inaccurate or incomplete, we were not involved in the preparation of those statements and cannot verify them.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This disclosure contains these types of statements. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words or terms of similar substance used in connection with any discussion of future operating results or financial performance identify forward-looking statements.

These forward-looking statements involve certain risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following factors:

•	our operating results may be lower than expected;

•	loss of significant trading volume or listed companies;

•	our proposed acquisition of London Stock Exchange Group plc;

•	our ability to implement our strategic initiatives and any consequences from our pursuit of our corporate strategy, including our integration of INET and our acquisition of an approximate 28.8% stake in the London Stock Exchange Group plc;

•	competition, economic, political and market conditions and fluctuations, including interest rate risk;

•	government and industry regulation; or

•	adverse changes that may occur in the securities markets generally.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the uncertainty and any risk resulting from such uncertainty in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.